Exhibit 99.1

ESSEX RENTAL CORP. REPORTS SECOND QUARTER 2013 RESULTS

EBITDA before non-cash compensation and non-recurring expenses for the quarter increased by 27.1% compared to the quarter ended June 30, 2012.

BUFFALO GROVE, IL - August 7, 2013 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its unaudited consolidated results for the three months ended June 30, 2013.
Second Quarter 2013 Highlights

•
EBITDA before non-cash compensation and non-recurring expenses for the three month period ended June 30, 2013 increased to $5.5 million as compared to $4.3 million for the three month period ended June 30, 2012;

•
Crawler crane utilization increased to 46.6% for the three month period ended June 30, 2013 compared to 39.4% and 43.9% for the three month periods ended June 30, 2012 and March 31, 2013, respectively. Crawler crane utilization has increased on a quarter over quarter basis in each of the past five quarters and is at its highest level since the first quarter of 2009;

•	Utilization of boom trucks increased to 60.4% for the three month period ended June 30, 2013, compared to 43.1% for the three month period ended June 30, 2012;

•	Utilization of self erecting tower cranes increased to 43.3% for the three month period ended June 30, 2013, compared to 26.5% for the three month period ended June 30, 2012;

•	Equipment rental revenue increased by 10.0% to $12.2 million for the three month period ended June 30, 2013 compared to $11.1 million for the three month period ended June 30, 2012; and

•
Total debt decreased by $6.9 million over the three month period ended June 30, 2013, and has decreased by $17.2 million or 7.5% over the past 18 months, due to both free cash flow from operations and the disposition of excess rental equipment at an average of 110.1% of Orderly Liquidation Value (“OLV”).

CEO Comments

Ron Schad, President and CEO of Essex stated, “The continued year over year improvement in our operating results in addition to the increased demand for our product offerings is encouraging. We are pleased to be reporting our highest quarterly EBITDA before non-cash compensation and non-recurring expenses since 2009.”

“Particularly encouraging is crawler crane utilization, which is at its highest level since the first quarter of 2009. Crawler cranes make up approximately 75% of the value of our rental fleet, and the increased utilization was a key reason why equipment rental revenue increased by $1.1 million or 10.0% compared to the prior year. Utilization of our heavy lift hydraulic crawler crane class was 67.6% for the three month period ended June 30, 2013. Average rental rates have also increased on a model by model basis by an average of about 6% for these types of crawler cranes compared to the second quarter of 2012. These hydraulic crawler cranes have high dollar rental rates and account for approximately 70% of the value of our crawler crane fleet and approximately 50% of the value of our total fleet.”

Second Quarter 2013 Overview

Equipment rentals segment revenues were $18.9 million for the three month period ended June 30, 2013 versus $20.6 million for the three month period ended June 30, 2012. Equipment rentals segment revenues include rental, transportation and used rental equipment sales. The $1.7 million decrease is primarily driven by a $2.5 million decrease in used rental equipment sales and a $300,000 decrease in transportation revenues. Used rental equipment sales in the second quarter of 2012 included approximately $600,000 associated with aerial work platform units, which we completed the divestiture of in January 2013. These decreases were partially offset by a $1.1 million increase in equipment rental revenue. The increase in equipment rental revenues was driven by an increase in both days on rent and average monthly rental rate for our crawler crane, self-erecting tower crane, and boom truck equipment. Despite the decrease in equipment rentals segment revenues, gross profit increased by $700,000 or 17.1% to

Exhibit 99.1

$4.7 million for the three month period ended June 30, 2013, compared to $4.0 million for the three month period ended June 30, 2012. The majority of the improvement in gross profit was due to the $1.1 million increase in equipment rental revenue.

Equipment distribution revenue, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, was $900,000 for the three month period ended June 30, 2013 compared to $1.3 million for the three month period ended June 30, 2012. While equipment distribution revenue for the three month period ended June 30, 2013 was down on a year over year basis, we are encouraged by the outlook for this segment. Specifically, in the month of July 2013, our revenues exceeded those generated in the entire quarter ended June 2013. Furthermore, the revenues generated in the six months ended June 30, 2013 have already surpassed those generated in the entire year of 2012.

Parts and service revenue equaled $5.4 million for both of the three month periods ended June 30, 2013 and June 30, 2012. Parts and service segment revenues include retail parts sales, billable service work done on our own equipment and servicing customer owned equipment. Gross profit increased to $1.6 million for the three month period ended June 30, 2013 compared to $1.3 million for the three month period ended June 30, 2012.

Total gross profit increased 19.5% to $6.4 million for the three months ended June 30, 2013 from $5.3 million for the three months ended June 30, 2012. Gross profit margin increased by approximately 5.6% to 25.2% for the three months ended June 30, 2013 from 19.6% for the three months ended June 30, 2012.

EBITDA before non-cash compensation and non-recurring expenses increased by 27.1% to $5.5 million for the three months ended June 30, 2013 compared to $4.3 million for the three months ended June 30, 2012. Non-cash compensation equaled $500,000 in the quarter ended June 30, 2013 and $400,000 in the quarter ended June 30, 2012. Non-recurring expenses related to severance costs equaled $300,000 in the quarter ended June 30, 2013. EBITDA before non-cash compensation and non-recurring expenses for the three month period ended June 30, 2013 was the highest since the second quarter of 2009.

Outlook for 2013

Mr. Schad continued, “The construction market is continuing its gradual recovery. Operating initiatives implemented throughout 2012 are yielding an improvement of both gross profit and EBITDA, in both dollars and percentage margin as compared to the prior year. Adjusted EBITDA before non-cash compensation and non-recurring expenses was $20.2 million for the trailing twelve month period ended June 30, 2013 compared to $12.0 million for the trailing twelve month period ended June 30, 2012. We have outperformed prior year results in nine of the past ten quarters by an average of 61% and the past six consecutive quarters by an average of 78%. We expect this trend of quarter over quarter improvement to continue for the remainder of the year.”

“Given the overall gradual recovery in the end markets that we serve, and while we have been experiencing year over year improvement in our operating results, we remain cautiously optimistic for the remainder of 2013. Based on our actual first half results and our visibility for the remainder of the year, we reaffirm that our full year 2013 EBITDA before non-cash compensation and non-recurring expenses is expected to be in the range of $21 million to $26 million, which is consistent with the earnings guidance that we provided at the beginning of this fiscal year.”

Conference Call

Essex's management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Thursday, August 8, 2013. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.
About Essex Rental Corp.

Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment

Exhibit 99.1

and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to adjusted EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. Adjusted EBITDA represents the sum of net income, tax benefit, foreign currency exchange gains and losses, interest expense, other income, depreciation and amortization. Adjusted EBITDA is used internally when evaluating our operating performance and allows investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliation, provides useful information about operating performance and period-over-period growth, and provides additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting our ongoing cash earnings. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because adjusted EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of adjusted EBITDA to net loss is included in the financial tables accompanying this release.

CONTACT:

Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com

OR

Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexcrane.com

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
REVENUES
Equipment rentals	$12,191,496	$11,085,583	$23,644,846	$21,184,905
Retail equipment sales	855,245	1,277,506	4,564,929	2,193,952
Used rental equipment sales	4,858,005	7,341,332	8,657,175	12,670,194
Retail parts sales	2,173,193	2,136,954	3,950,723	4,654,196
Transportation	1,878,405	2,130,566	3,070,990	3,474,629
Equipment repairs and maintenance	3,257,411	3,218,898	6,389,546	6,751,148
TOTAL REVENUES	25,213,755	27,190,839	50,278,209	50,929,024

COST OF REVENUES
Salaries, payroll taxes and benefits	2,750,305	2,822,915	5,501,163	5,706,051
Depreciation	4,657,607	5,139,624	9,328,743	10,385,811
Retail equipment sales	677,857	1,107,288	3,808,477	1,827,103
Used rental equipment sales	4,008,164	6,132,181	6,610,130	10,836,080
Retail parts sales	1,630,306	1,600,625	2,981,171	3,486,651
Transportation	1,810,070	1,897,681	2,941,275	3,034,654
Equipment repairs and maintenance	2,598,172	2,395,681	5,479,188	5,365,673
Yard operating expenses	718,257	768,261	1,542,276	1,556,319
TOTAL COST OF REVENUES	18,850,738	21,864,256	38,192,423	42,198,342

GROSS PROFIT	6,363,017	5,326,583	12,085,786	8,730,682

Selling, general and administrative expenses	6,312,810	6,544,866	12,394,010	13,532,821
Other depreciation and amortization	258,426	310,051	542,327	636,455
LOSS FROM OPERATIONS	(208,219)	(1,528,334)	(850,551)	(5,438,594)

OTHER INCOME (EXPENSES)
Other income	1,037	17,986	5,589	2,426
Interest expense	(2,985,288)	(2,874,300)	(5,500,476)	(5,782,982)
Foreign currency exchange losses	(212,434)	(90,619)	(328,469)	(55,080)
TOTAL OTHER INCOME (EXPENSES)	(3,196,685)	(2,946,933)	(5,823,356)	(5,835,636)

LOSS BEFORE INCOME TAXES	(3,404,904)	(4,475,267)	(6,673,907)	(11,274,230)

BENEFIT FOR INCOME TAXES	(1,472,932)	(1,583,270)	(2,578,685)	(3,685,891)

NET LOSS	$(1,931,972)	$(2,891,997)	$(4,095,222)	$(7,588,339)

Weighted average shares outstanding:
Basic	24,653,513	24,543,308	24,632,629	24,534,205
Diluted	24,653,513	24,543,308	24,632,629	24,534,205

Loss per share:
Basic	$(0.08)	$(0.12)	$(0.17)	$(0.31)
Diluted	$(0.08)	$(0.12)	$(0.17)	$(0.31)

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Utilization Statistics (Unaudited)

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
Utilization Statistics - "Days" Utilization"
Crawler Cranes - Hydraulic	67.6%	60.5%	55.0%
Crawler Cranes - Traditional	30.5%	31.2%	28.3%
Rough Terrain Cranes	60.3%	58.4%	67.6%
Boomtrucks	60.4%	43.4%	43.1%
Self-Erecting Tower Cranes	43.3%	46.7%	26.5%
City & Other Tower Cranes	42.4%	58.4%	55.1%

(See definitions in the quarterly and annual reports filed with the SEC)

Essex Rental Corp. and Subsidiaries Segment Revenue and Gross Profit (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Segment Revenues
Equipment rentals	$18,927,906	$20,557,481	$35,373,011	$37,329,728
Equipment distribution	855,245	1,277,506	4,564,929	2,193,952
Parts and service	5,430,604	5,355,852	10,340,269	11,405,344
Total revenues	$25,213,755	$27,190,839	$50,278,209	$50,929,024

Segment gross profit
Equipment rentals	$4,731,163	$4,040,802	$8,748,389	$5,779,395
Equipment distribution	29,483	18,532	438,718	64,664
Parts and service	1,602,371	1,267,249	2,898,679	2,886,623
Total gross profit	$6,363,017	$5,326,583	$12,085,786	$8,730,682

Essex Rental Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net loss	$(1,931,972)	$(2,891,997)	$(4,095,222)	$(7,588,339)
Benefit for income taxes	(1,472,932)	(1,583,270)	(2,578,685)	(3,685,891)
Foreign currency exchange losses	212,434	90,619	328,469	55,080
Interest expense	2,985,288	2,874,300	5,500,476	5,782,982
Other income	(1,037)	(17,986)	(5,589)	(2,426)
Loss from operations	(208,219)	(1,528,334)	(850,551)	(5,438,594)

Depreciation	4,657,607	5,139,624	9,328,743	10,385,811
Other depreciation and amortization	258,426	310,051	542,327	636,455
Adjusted EBITDA (1)	$4,707,814	$3,921,341	$9,020,519	$5,583,672

(1) Includes non-cash stock compensation and non-recurring expenses of $0.8 million and $0.4 million for the three months ended June 30, 2013 and 2012, respectively, and $0.9 million and $1.3 million for the six months ended June 30, 2013 and 2012, respectively.

Exhibit 99.1

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Balance Sheets

	June 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,969,642	$8,389,321
Accounts receivable, net of allowances for doubtful accounts and credit memos of $2,527,000 and $2,775,000, respectively	13,561,093	14,658,198
Other receivables	2,350,117	2,282,104
Deferred tax assets	3,048,003	3,022,625
Inventory
Retail equipment	4,545,060	1,815,670
Retail spare parts, net	1,369,459	1,386,412
Prepaid expenses and other assets	1,405,584	1,494,751
TOTAL CURRENT ASSETS	29,248,958	33,049,081

Rental equipment, net	294,246,911	306,892,373
Property and equipment, net	6,606,393	6,610,976
Spare parts inventory, net	3,212,485	3,145,129
Identifiable finite lived intangibles, net	1,236,428	1,403,571
Goodwill	1,796,126	1,796,126
Loan acquisition costs, net	7,104,379	1,170,354

TOTAL ASSETS	$343,451,680	$354,067,610

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$7,624,910	$5,342,637
Accrued employee compensation and benefits	1,899,022	1,999,143
Accrued taxes	3,378,488	3,211,400
Accrued interest	912,882	1,359,017
Accrued other expenses	905,622	1,358,036
Unearned rental revenue	1,688,280	1,520,701
Customer deposits	265,481	73,795
Term loan - short-term	5,178,935	5,130,870
Purchase money security interest debt - short-term	2,000,000	—
Promissory notes	852,709	828,610
Capital lease obligation	—	3,154
TOTAL CURRENT LIABILITIES	24,706,329	20,827,363

LONG-TERM LIABILITIES
Revolving credit facilities	164,933,361	210,592,909
Term loan	37,500,000	—
Purchase money security interest debt	2,011,895	2,147,349
Deferred tax liabilities	43,525,935	46,258,254
Capital lease obligation	—	—
TOTAL LONG-TERM LIABILITIES	247,971,191	258,998,512

TOTAL LIABILITIES	272,677,520	279,825,875

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	—	—
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 24,653,513 shares at June 30, 2013 and 24,555,818 shares at December 31, 2012	2,465	2,456
Paid in capital	125,091,852	124,460,238
Accumulated deficit	(54,326,160)	(50,230,938)
Accumulated other comprehensive gain, net of tax	6,003	9,979
TOTAL STOCKHOLDERS' EQUITY	70,774,160	74,241,735

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$343,451,680	$354,067,610